Exhibit 99.1

Consolidated Communications Announces Strategic Investment from

Searchlight Capital Partners; Initiates Refinancing

Searchlight commits to strategic investment of $425 million to accelerate growth

New capital will be deployed to significantly enhance the Company’s fiber infrastructure,

increase market penetration and strengthen balance sheet

Customers and communities to benefit from 1.4 million fiber passings

Company announces refinancing of its outstanding debt;

no significant debt maturity until late 2027

Company will hold an Investor Call this morning at 7:30 a.m. CT

Mattoon, Ill. – Sept. 14, 2020 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”) today announced that it has entered into an agreement with an affiliate of Searchlight Capital Partners, L.P. (“Searchlight”), in connection with which affiliates of Searchlight have committed to invest up to an aggregate of $425 million in the Company. The investment has been unanimously approved by the Consolidated Board of Directors.

In connection with the investment from Searchlight, Consolidated will reduce net debt by $325 million and launch a refinancing of substantially all of its remaining $2 billion of outstanding debt to extend debt maturities and enhance liquidity through an upsize in revolver capacity. As a result, Consolidated expects to have access to additional capital to accelerate fiber deployment and the Company expects to reduce its net leverage ratio to 3.5x upon the receipt of the entire $425 million investment.

“Today’s announcement is a transformative event for Consolidated Communications, enabling us to immediately accelerate our growth plans and bring significant benefits to our customers and the communities we serve,” said Bob Udell, president and chief executive officer of Consolidated Communications. “With Searchlight’s investment, we will capitalize on growth opportunities and transform our company into a leading, fiber-to-the-home, business and wholesale provider. By leveraging our existing dense core fiber network and an accelerated build plan, Consolidated will significantly boost speeds, expand 1Gbps coverage and strategically extend our fiber network across our commercial and carrier footprint to boost on-net and near-net opportunities. We are excited to be partnering with Searchlight who we view as a strategic capital partner. Searchlight has significant expertise in communications, fiber and fiber-to-the-home, which will benefit us as we launch our multi-year fiber investment.”

Udell added, “Our Board and management team conducted a thorough analysis of our business with a focus on strengthening our balance sheet, enhancing our network capabilities and positioning Consolidated to drive growth and deliver attractive returns. We are confident this agreement is in the best interest of Consolidated and its shareholders, and will create a stronger and more resilient company poised for long-term value creation.”

“We have long respected Consolidated for its proven track record of operating and financial excellence,” said Andrew Frey, partner at Searchlight Capital. “Strategically, Bob and his management team have transformed Consolidated from a regional telephone company into a leading fiber operator in the U.S. We are excited to provide capital and also partner with the Company to accelerate its investment in fiber, and help the Company drive accelerating revenue growth.”

Compelling Strategic and Financial Benefits

The Company intends to use the proceeds from this investment to enhance its fiber infrastructure and accelerate investments in high-growth areas of its business. The Company’s accelerated investment activity will deliver significant benefits to Consolidated customers including 1.4 million consumers and small businesses, as well as the broader communities it serves, including expanded 1Gbps coverage, broadband speed increases and a faster, more efficient network in targeted regions. Consolidated will continue investing in commercial and carrier expansion by leveraging consumer fiber builds to edge out its network. Together, these investments serve as the foundation of a multi-year reinvestment initiative that will enable Consolidated to deliver superior services and an exceptional customer experience across all three customer channels while returning to revenue growth.

Investment Structure

The $425 million investment commitment is structured in two stages. At the closing of the first stage, Searchlight will invest $350 million in the Company in exchange for the right to receive an unsecured subordinated note with a principal amount of approximately $395 million and 8 percent of the Company’s common stock. In addition, Searchlight will receive a contingent payment right (“CPR”) convertible, upon the receipt of certain regulatory and shareholder approvals, into an additional 16.9 percent of the Company’s common stock.

Upon receipt of FCC and Hart Scott Rodino approvals and the satisfaction of certain other customary conditions, Searchlight will invest an additional $75 million and will be issued the note, which will be convertible into shares of perpetual preferred stock of the Company with an aggregate liquidation preference equal to the principal amount of the note at that time. In addition, the CPR will be convertible into additional shares of common stock, representing 10.1 percent of the Company’s common stock. Upon completion of both stages, the common stock and CPR issued to Searchlight will represent approximately 35 percent of the Company’s common stock on an as-converted basis.

Approvals and Timing to Closing

The first stage of the investment is not subject to any regulatory approvals and is expected to occur concurrently with the refinancing, subject to the satisfaction of customary conditions. The second stage of the investment is subject to certain regulatory approvals and other customary closing conditions. The parties expect to close the second stage of the investment in mid-2021, subject to satisfaction of these conditions.

Governance

At the closing of the first stage of the investment, the Consolidated Board of Directors will appoint one Searchlight nominee, David Fuller, an advisor to Searchlight. Following the closing of the second stage of the investment, Searchlight would be entitled to appoint a second director to the Consolidated Board.

“We look forward to benefitting from Dave’s perspective and extensive experience as former president and executive vice president at TELUS, a Canadian telecommunications company, as we execute on our plan to drive growth at the Company,” said Bob Currey, chair of the Consolidated Communications Board of Directors. “We believe Dave will bring extensive experience in broadband infrastructure transformation and we are confident he will be a valuable addition to our Board.”

Advisors

Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are serving as financial advisors to Consolidated Communications and Schiff Hardin LLP is serving as legal advisor to Consolidated Communications. J.P. Morgan Securities LLC is serving as lead financial advisor to Searchlight, and Goldman Sachs LLC, Deutsche Bank and TD Securities Inc. have also provided financial advisory services to Searchlight. Wachtell, Lipton, Rosen & Katz is serving as legal counsel, and Wiley Rein LLP is serving as regulatory counsel, to Searchlight.

Conference Call and Webcast Information

Consolidated will conduct a live conference call and webcast today at 7:30 a.m. CT. The live webcast and replay will be available on the “Investor Relations” section of the Company’s website at http://ir.consolidated.com. The live conference call dial-in number for investors and analysts is 1-877-374-3981, conference ID 8772636. A telephonic replay of the conference call will be available through Sept. 21 and can be accessed by calling 855-859-2056.

About Searchlight Capital Partners

Searchlight is a global private investment firm with over $7 billion in assets under management and offices in New York, London and Toronto. Searchlight seeks to invest in businesses where its long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is a leading broadband and business communications provider serving consumers, businesses, and wireless and wireline carriers across rural and metro communities and a 23-state service area. Leveraging an advanced fiber network spanning 46,000 fiber route miles, Consolidated Communications offers a wide range of communications solutions, including: high-speed Internet, data, phone, security, managed services, cloud services and wholesale, carrier solutions. From our first connection 125 years ago, Consolidated is dedicated to turning technology into solutions, connecting people and enriching how they work and live. Visit www.consolidated.com for more information.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the company’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the proposed strategic investment from Searchlight or our refinancing of outstanding debt will not be realized; the outcome of any legal proceedings that may be instituted against the Company or its directors; the ability to obtain regulatory approvals and meet other closing conditions to the investment on a timely basis or at all, including the risk that regulatory approvals required for the investment are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the Company or the expected benefits of the investment; the anticipated use of proceeds of the strategic investment; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations; and risks associated with discontinuing paying dividends on our common stock. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

Investor Relations Contact:

Jennifer Spaude, 507-386-3765

investor@consolidated.com

Media Inquiries:

media@consolidated.com

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